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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form F-3) and related Prospectus of ABB Ltd for the registration of debt securities offered by ABB Finance (USA) Inc. and to the incorporation by reference therein of our reports dated February 22, 2018, with respect to the consolidated financial statements of ABB Ltd and the effectiveness of internal control over financial reporting of ABB Ltd, included in its Annual Report on Form 20-F for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young AG

Zurich, Switzerland
March 26, 2018

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm